UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

October 20, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2200 Winter Springs Blvd, Suite 106-130, Oviedo, Florida 32765

(Address of principal executive offices, including zip code)

(407) 245 7379

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 20, 2005, Asconi Corporation (the “Company”) received notice from the American Stock Exchange (“AMEX”) that AMEX Staff (“Staff”) has determined to proceed to strike the listing of the Company’s securities from the AMEX in accordance with Section 1009(d) of the AMEX Company Guide.

The Staff’s foregoing determination followed the Company’s October 3, 2005 request for an oral hearing before an AMEX Panel to appeal the Staff’s delisting determination dated September 27, 2005. Notwithstanding the Company’s appeal request, pursuant to Section 1203 of the AMEX Company Guide, the Staff deemed the Company to have waived its opportunity to request an oral hearing before the Panel due to the Company’s partial payment of its outstanding fees owed to the AMEX.

The Company expects the Staff to initiate the delisting proceedings to remove the Company’s securities from listing on the AMEX within several days. Upon delisting, the Company’s securities will be quoted in the Pink Sheets. The Company may also seek quotation of its securities on the OTC Bulletin Board if and when it regains currency in the public reporting. The Company will disseminate the information regarding the new trading symbol once it is available.

The Company disclosed its previous AMEX notices and circumstances relating to current listing deficiency in its Current Reports on Form 8-K filed with the SEC on October 3 and August 30, 2005.

Section 8 - Other Events

Item 8.01 Other Events

On October 26, 2005, the Company distributed a press release announcing the foregoing events. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1	Press release of Asconi Corporation dated October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: October 26, 2005	By:	/s/ Nicolae Shterbets
Nicolae Shterbets
President and CEO